EXHIBIT 5

                               to

                     REGISTRATION STATEMENT

                               on

                            FORM S-8

                          LAW OFFICES OF
                  JOE FRENCH & ASSOCIATES, P.C.
                     8333 DOUGLAS, SUITE 530
                       DALLAS, TEXAS 75225

Joseph J. French, Jr.                          TEL (214) 363-9800
                                               FAX (214) 363-9855

                       September 18, 1997



The Board of Directors
Halter Marine Group, Inc.
13085 Industrial Seaway Road
Gulfport, MS  39503

Re:  S-8 Registration Statement for the Halter Marine Group, Inc.
     Amended and Restated 1996 Stock Option and Incentive Plan

Gentlemen:

This opinion is furnished in connection with the proposed filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, in connection with the offering of 2,400,000 shares of Halter Marine Group, Inc. (the "Corporation"), Common Stock, par value $0.01 per share (the "Shares") to be issued under the Halter Marine Group, Inc. Amended and Restated 1996 Stock Option and Incentive Plan (the "Plan").

I have acted as counsel to the Corporation in connection with certain matters relating to the Plan. I am familiar with the corporate proceedings relating thereto and have examined such documents and considered such matters of law as I have deemed necessary in giving this opinion.

It is my opinion that all Shares to be offered and sold pursuant to the Plan that will be original issue Shares have been duly authorized, and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement.

                                   Very truly yours,

                                   JOE FRENCH & ASSOCIATES, P.C.



                                   By: /s/ J. J. French, Jr.
                                        J. J. French, Jr.